EXHIBIT 32.1


                CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
         PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, George J. Taylor, Jr., Chief Executive Officer and President (through September 30, 2004) of Farmstead Telephone Group, Inc. (the "Company") hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

1. The accompanying quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  November 12, 2004

/s/ George J. Taylor, Jr.
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George J. Taylor, Jr.
Chief Executive Officer and President (through September 30, 2004)